Exhibit 23.2


            Consent of Independent Registered Public Accounting Firm





We consent to the incorporation by reference in the Registration Statement (Form S-8 No.333-63515) pertaining to the Stock Compensation Program and 1994 Non-Employee Director Stock Option Plan of Emerson Radio Corp. and Subsidiaries of our report dated May 19, 2003, with respect to the consolidated financial statements and schedules of Emerson Radio Corp. and Subsidiaries included in the Annual Report (Form 10-K) for the year ended March 31, 2003.


                                                      /s/ Ernst & Young LLP
                                                      ---------------------


New York, New York
June 27, 2005